UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2026

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street
Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         CEO Compensation Agreement

On October 30, 2026, Daily Journal Corporation (the “Company”) and its subsidiary, Journal Technologies (Canada) Inc. (“JTI Canada”), entered into a Compensation Agreement (the “CEO Compensation Agreement”) with Steven Myhill-Jones, the Company's Chairman and Chief Executive Officer. The CEO Compensation Agreement confirms Mr. Myhill-Jones’ continued employment with JTI Canada and his service as the Company’s Chief Executive Officer. Mr. Myhill-Jones has served as the Company's Chief Executive Officer since March 2022. The new CEO Compensation Agreement reflects the Board of Directors’ recognition of Mr. Myhill-Jones' substantial contributions to the Company's growth, performance and strategic development during his tenure as Chief Executive Officer, as well as the Board's desire to retain and encourage his continued leadership and further align his interests with those of the Company's stockholders.

Pursuant to the CEO Compensation Agreement, Mr. Myhill-Jones is entitled to an annual base salary of $700,000, effective as of October 1, 2025 (i.e., the start of the Company’s 2026 fiscal year). He is also eligible to receive an annual discretionary bonus, in the discretion of the Compensation Committee of the Board (the “Compensation Committee”), based on Company results, personal performance and other factors considered relevant by the Compensation Committee. As a guideline, the Compensation Committee will target a discretionary bonus of 50% of his base salary, but he may be awarded more or less than that amount in any given year, and bonuses are not guaranteed.

For each of fiscal years 2026 and 2027, Mr. Myhill-Jones will be eligible to receive annual incentive compensation consisting of (i) a cash incentive equal to 4% of the Company's operating income for the applicable fiscal year, subject to a maximum payment of two times his annual base salary, and (ii) an equity incentive equal to 1% of the Company's operating income for the applicable fiscal year, payable in shares of vested common stock of the Company, subject to a maximum award of 400 shares in any fiscal year. To earn this incentive compensation, Mr. Myhill-Jones must be actively employed from the beginning through the end of the applicable performance period. Operating income is defined in Appendix A to the CEO Compensation Agreement as the Company’s consolidated pre-tax operating income determined in accordance with GAAP, before deduction of the incentive compensation, and excluding the results of certain acquired or disposed businesses and certain extraordinary events, as determined by the Compensation Committee.

In connection with his entry into the CEO Compensation Agreement, the Compensation Committee granted Mr. Myhill-Jones an award of 800 restricted stock units (“RSUs”) under the Company’s 2024 Equity Incentive Plan (the “Plan”) on October 30, 2026, of which 400 RSUs will vest on April 1, 2027 and the remaining 400 RSUs will vest on April 1, 2028, subject to his continued employment through the applicable vesting date and the other conditions of the Plan and the award agreement. Any unvested RSUs will be cancelled if his employment terminates for any reason. The Company will also pay Mr. Myhill-Jones a one-time cash award of $475,000 on the first regular payroll date following the date of the CEO Compensation Agreement, so long as he has not resigned his employment as of such date.

Mr. Myhill-Jones is entitled to paid time off and to participate in the group benefits program sponsored by JTI Canada, and in other fringe benefit programs established by the Company for its executives, in each case in accordance with the terms of such programs as in effect from time to time. He will also be reimbursed for reasonable business expenses and for reasonable professional fees incurred for advice on cross-border tax, immigration, payroll and employment compliance matters.

Either Mr. Myhill-Jones or the Company may terminate his employment at any time; he has agreed to use reasonable efforts to provide at least six months’ advance notice of any resignation. If his employment terminates due to his resignation or death, or is terminated by the Company for just cause, he will be entitled to receive accrued and unpaid wages, accrued and unused paid time off, unreimbursed business expenses and any incentive compensation earned but unpaid for a completed performance period. If his employment is terminated by the Company without just cause, he will also be entitled to receive, subject to his execution of a release of claims and continued compliance with his non-disclosure and creations agreement (as to any amounts in excess of his statutory minimum entitlements), the greater of (i) the minimum advance notice or pay in lieu of notice required under applicable employment standards legislation and (ii) an amount equal to the average of his annual base salary, bonus and incentive compensation earned during the applicable lookback period, payable in equal installments over 12 months, plus any incentive compensation for the performance period in which his employment is terminated, based on actual Company performance for the full period and prorated for the portion of the period he was employed (and not payable if operating income is zero or negative as of the beginning of the quarter in which his employment ends). The lookback period is the one, two or three completed fiscal years preceding the year of termination, depending on whether termination occurs before the second anniversary, on or after the second but before the third anniversary, or on or after the third anniversary of the date of the CEO Compensation Agreement, respectively. The one-time cash award and equity compensation are excluded from the calculation.

If the Company experiences a change in control, the vesting of Mr. Myhill-Jones’ equity awards will accelerate to the extent set forth in the Plan and the applicable award agreements.

The foregoing description of the CEO Compensation Agreement is qualified in its entirety by reference to the Compensation Agreement, including the appendices thereto, which is filed as Exhibit 10.5 hereto.

CFO Letter Agreement

On October 29, 2026, the Company entered into a letter agreement (the “CFO Letter Agreement”) with Erik Nakamura, the Company’s Chief Financial Officer, confirming Mr. Nakamura’s continued employment as Chief Financial Officer and setting forth updates to his executive compensation, as approved by the Compensation Committee of the Board of Directors. The updated compensation terms are effective October 1, 2026 (i.e., the start of the Company’s 2027 fiscal year).

Pursuant to the CFO Letter Agreement, Mr. Nakamura is entitled to an annual base salary of $400,000, effective October 1, 2026. His performance will be reviewed annually in July, with any approved salary adjustments effective October 1. Mr. Nakamura is also eligible to receive an annual discretionary, non-guaranteed bonus with a target of $200,000 (50% of his base salary), based on the achievement of annual performance objectives approved by the Compensation Committee. Any bonus awarded will be reduced by payments received through the Company’s Profit Sharing (Units) Program, in which Mr. Nakamura will continue to participate in accordance with the terms and conditions of the program.

Mr. Nakamura is also eligible to receive an annual long-term incentive award with a target value of $100,000, based on 1% of the Company’s operating income, subject to a maximum award of 250 restricted stock units per fiscal year. Awards will vest in equal annual installments over three years, subject to the applicable equity incentive plan and award agreements.

Mr. Nakamura’s employment remains at will and for no specified period. Except for the compensation changes described above, all other terms and conditions of Mr. Nakamura’s employment remain unchanged.

The foregoing description of the CFO Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.6 hereto.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.5
Compensation Agreement, executed October 30, 2026, among Daily Journal Corporation, Journal Technologies (Canada) Inc. and Steven Myhill-Jones (including Appendix A (Incentive Compensation Metrics), Appendix B (Non-Disclosure and Creations Agreement) and Appendix C (Arbitration Agreement)).

10.6	Letter Agreement regarding Continued Employment and Executive Compensation, executed October 29, 2026, between Daily Journal Corporation and Erik Nakamura.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

Dated: November 2, 2026	By: /s/ Erik Nakamura
Erik Nakamura Chief Financial Officer